Exhibit 23.1

CONSENT OF ERNST & YOUNG, LLP

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use in this Annual Report on Form 40-F of our reports dated January 27, 2009 with respect to the consolidated statements of financial position of MDS Inc. (the “Company”) as at October 31, 2008 and 2007 and the consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three year period ended October 31, 2008 and the effectiveness of internal control over financial reporting of the Company as at October 31, 2008, which appear in the Company’s 2008 Annual Report to Shareholders.

We also consent to the incorporation by reference of our reports dated January 27, 2009 in the following Registration Statements of the Company:

1.     Registration Statement (Form S-8 No. 333-12056),

2.     Registration Statement (Form S-8 No. 333-12058),

3.     Registration Statement (Form S-8 No. 333-12548), and

4.     Registration Statement (Form S-8 No. 333-13538).

/s/ Ernst & Young LLP

Chartered Accountants

Licensed Public Accountants

Toronto, Canada

January 27, 2009